SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 11-K

     [X] ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [FEE REQUIRED]

                     For the fiscal year ended JUNE 30, 2002

                                       or

     [ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 [NO FEE REQUIRED]

                  For the transition period from _____ to _____

                          Commission file number 0-5151


A)   Full title of the plan:

                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)

B) Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

        FLEXSTEEL INDUSTRIES, INC., P.O. BOX 877, DUBUQUE, IA 52004-0877


     THE PLAN. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Salaried Employees' Savings Plan 401(k)
                                  ----------------------------------------------
                                                (Name of Plan)


Date: September 25, 2002                     /s/ R. J. KLOSTERMAN
                                  ----------------------------------------------
                                  R.J. Klosterman
                                  VICE PRESIDENT OF FINANCE AND
                                  PRINCIPAL FINANCIAL OFFICER

INDEPENDENT AUDITORS' REPORT


Flexsteel Industries, Inc.
Salaried Employees' Savings Plan 401(k)
Dubuque, Iowa

We have audited the accompanying statements of net assets available for benefits of the Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k) (the
Plan) as of June 30, 2002 and 2001 and the related statements of changes in net assets available for benefits for each of the three years in the period ended June 30, 2002. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan as of June 30, 2002 and 2001 and the changes in net assets available for benefits for each of the three years in the period ended June 30, 2002 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes as of June 30, 2002 is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule is the responsibility of the Plan's management. Such supplemental schedule has been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, is fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.



DELOITTE & TOUCHE LLP


Minneapolis, Minnesota
September 13, 2002

                           Flexsteel Industries, Inc.
                     Salaried Employees' Savings Plan 401(k)
                 Statements of Net Assets Available for Benefits
                             June 30, 2002 and 2001

                                                         2002            2001
                                                     ------------    ------------
Assets
  Cash                                               $     18,876    $     26,565
  Investments:
    Flexsteel Industries, Inc. common stock             2,173,520       1,630,885
    Other investments                                  17,703,716      17,549,504
                                                     ------------    ------------
                                                       19,877,236      19,180,389

  Employer contributions receivable                        16,090          14,276

  Employee contributions receivable                       109,301         100,872
                                                     ------------    ------------

Net assets available for benefits                    $ 20,021,503    $ 19,322,102
                                                     ============    ============

See Notes to Financial Statements.

                           Flexsteel Industries, Inc.
                     Salaried Employees' Savings Plan 401(k)
           Statements of Changes in Net Assets Available For Benefits
                    Years Ended June 30, 2002, 2001, and 2000

                                                  2002             2001             2000
                                              ------------     ------------     ------------
Additions:
  Employee contributions                      $  1,438,730     $  1,501,871     $  1,344,575
  Employer contributions                           218,546          223,361          207,693
  Receipt from demutualization (Note 5)            709,100
  Investment income                                334,701          331,962          299,006
  Net depreciation in fair value of assets      (1,419,645)      (2,065,535)        (314,823)
                                              ------------     ------------     ------------
  Total net additions                            1,281,432           (8,341)       1,536,451

Distributions                                     (582,031)        (464,911)        (491,160)
                                              ------------     ------------     ------------

Net increase (decrease)                            699,401         (473,252)       1,045,291

Net assets available for benefits
  at beginning of year                          19,322,102       19,795,354       18,750,063
                                              ------------     ------------     ------------

Net assets available for benefits
  at end of year                              $ 20,021,503     $ 19,322,102     $ 19,795,354
                                              ============     ============     ============

See Notes to Financial Statements.

                           FLEXSTEEL INDUSTRIES, INC.

                     SALARIED EMPLOYEES' SAVINGS PLAN 401(k)

                          NOTES TO FINANCIAL STATEMENTS


1)   PLAN DESCRIPTION

     The Flexsteel Industries, Inc. Salaried Employees' Savings Plan 401(k) (the "Plan") was established in 1985 by Flexsteel Industries, Inc. (the "Company"). The Plan is available to certain salaried, sales and office employees that have one year of eligible service and have reached the age of twenty-one. Participation is voluntary.

     The Plan allows eligible employees to elect to have from 1% to 14% (sales personnel are subject to a 4% maximum) of their basic pre-tax pay contributed to the Plan. Employee contributions are subject to a maximum of $11,000 in calendar year 2002 by law. The Company contributes an amount equal to 25% of the first 4% of pay the employee contributes. Participant and Company basic contributions are 100% vested. The Company, at its option, may also contribute additional amounts to be allocated amongst all participants based on the participants' pay; such additional discretionary contributions vest over 7 years (20% after 3 years, 40% after 4 years, 60% after 5 years, 80% after 6 years, and 100% after 7 years).

          Plan participants direct their contributions to any of the twelve investment accounts available:

          1) FLEXSTEEL INDUSTRIES, INC. COMMON STOCK, which consists of the Company's common stock.
          2) GUARANTEED INTEREST ACCOUNT, which is an insurance company account that provides a guaranteed interest rate for a five-year period.
          3) MONEY MARKET ACCOUNT, which is an insurance company account primarily invested in commercial paper with maturities of one year or less.
          4) PRIVATE MARKET BOND AND MORTGAGE ACCOUNT, which is an insurance company account that provides for competitive yield debt securities.
          5) BOND EMPHASIS BALANCED ACCOUNT, which invests primarily in other separate accounts made up of stocks, bonds, convertibles, and cash. It usually maintains at least 50% of assets in fixed-income securities.
          6) LARGE CAP STOCK INDEX FUND, which is a pooled investment account invested in the common stock of those firms included in the Standard & Poor's 500 Stock Index.
          7) LARGE COMPANY GROWTH ACCOUNT, which primarily invests in larger companies that management believes have an above-average potential for growth of capital, earnings and dividends.
          8) LARGE COMPANY BLEND ACCOUNT, which consists of common stock and other equity securities, and also may include short-term money market instruments, cash or cash equivalents.
          9) MID CAP STOCK INDEX FUND, which is a pooled investment account invested in the common stock of those firms included in the Standard & Poor's 400 Mid Cap Stock Index.
          10) SMALL COMPANY BLEND STOCK FUND, which invests in stocks of smaller seasoned companies.
          11) SMALL COMPANY GROWTH STOCK FUND, which invests in stocks of smaller developing companies.
          12) INTERNATIONAL STOCK ACCOUNT, which invests in stocks of companies in Western Europe and Asia.

     Investment securities, in general, are exposed to various risks, such as interest rate, credit, and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the value of investment securities could occur and such changes could materially affect the value of investments.

     Assets of the Plan are held by a "Custodian," the Principal Life Insurance Company, except for the Flexsteel Industries, Inc. Common Stock Fund that is held by the American Trust & Savings Bank of Dubuque, Iowa (the "Trustee"). The Plan is administered by a committee appointed by the Board of Directors of the Company. All administrative expenses are paid by the Company. Distributions are paid upon retirement, termination of employment, death, disability, or in hardship cases. Non-vested contributions are used to reduce Company discretionary contributions upon termination of employment. There were no discretionary contributions in fiscal 2002, 2001 or 2000. At June 30, 2002 and 2001, there were no non-vested contributions. Upon termination of the Plan, participant accounts become fully vested and non-forfeitable.

2)   SIGNIFICANT ACCOUNTING POLICIES

     The Plan uses the accrual basis of accounting. Investments in common stock are recorded at market value based on market quotations. Other investments are stated at market value as determined by the Trustee and Custodian based on the market value of the funds and the participation in each fund. The cost of investments sold is determined by the average cost method.

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Certain reclassifications have been made to the fiscal 2001 and 2000 financial statements to conform to the fiscal 2002 presentation. Such reclassifications had no effect on the net assets available for benefits at June 30, 2001 and 2000.

3)   INCOME TAXES

     The Plan has received a determination from the Internal Revenue Service that the Plan is exempt from Federal income taxes. Participants are not taxed currently on their contributions or on Company contributions to the Plan. Distributions to participants generally are subject to Federal and State income tax at the time of distribution; certain distributions may receive more favorable tax treatment.

4)   INVESTMENTS

     Investments that represent 5% or more of the Plan's net assets were as follows:

                                                      June 30, 2002     June 30, 2001
                                                      -------------     -------------
     Flexsteel Industries, Inc. common stock
     (144,998 and 136,134 shares, respectively)        $ 2,173,520       $ 1,630,885

     Guaranteed Interest Account                         4,773,514         4,324,412

     Private Market Bond and Mortgage Account            1,886,284         1,384,135

     Large Cap Stock Index Fund                          1,508,459         1,742,834

     Large Company Blend Account                         3,841,326         4,612,396

     Small Company Blend Stock Fund                      1,823,904         1,491,528

     International Stock Account                         1,097,168         1,074,698

     The net appreciation (depreciation) in the fair value of investments was as follows for the years ended June 30:

                                                    2002            2001            2000
                                                -----------     -----------     -----------
     Flexsteel Industries, Inc. common stock    $   559,971     $   (31,754)    $  (145,845)
     Other investments                           (1,979,616)     (2,033,781)       (168,978)
                                                -----------     -----------     -----------
                                                $(1,419,645)    $(2,065,535)    $  (314,823)
                                                ===========     ===========     ===========

5)   DEMUTUALIZATION

     Principal Life Insurance Company, the Plan's Custodian, elected to demutualize and become a public company. As a result, the Plan received cash in the amount of $709,100 in December 2001. The cash received was allocated to each participant account based on their respective balance and their investment fund(s) election.




SUPPLEMENTAL SCHEDULE


FLEXSTEEL INDUSTRIES, INC. SALARIED EMPLOYEES' SAVINGS PLAN 401(k)
SCHEDULE H, PART IV, LINE 4I - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES JUNE 30, 2002


                                                               Current
                                                                Value
                                                           -------------
Flexsteel Industries, Inc. common stock (1)                 $  2,173,520
Principal Life Insurance Company (2):
   Guaranteed Interest Account                                 4,773,514
   Pooled Separate Accounts:
      Money Market Account                                       717,077
      Private Market Bond and Mortgage Account                 1,886,284
      Bond Emphasis Balanced Account                             230,845
      Large Cap Stock Index Fund                               1,508,459
      Large Company Growth Account                               678,201
      Large Company Blend Account                              3,841,326
      Mid Cap Stock Index Fund                                   677,896
      Small Company Blend Stock Fund                           1,823,904
      Small Company Growth Stock Fund                            469,042
      International Stock Account                              1,097,168
                                                           -------------
                                                            $ 19,877,236
                                                           =============


(1) Flexsteel Industries, Inc., the Plan Sponsor, is known to be a party-in-interest.

(2) Principal Life Insurance Company, the Plan Custodian, is known to be a party-in-interest.

INDEPENDENT AUDITORS' CONSENT


Flexsteel Industries, Inc.

We consent to the incorporation by reference in Registration Statement No. 33-1836 on Form S-8 as amended by Post-Effective Amendment No. 1 for the Flexsteel Salaried Employees' Savings Plan 401(k) of our report dated September 13, 2002 appearing in this Annual Report on Form 11-K for the year ended June 30, 2002.



DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
September 24, 2002


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